SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 23, 2010.

eLUXURYHOUSE, INC.

(Exact name of registrant as specified in its charter)

Florida	333-140710	###-##-####
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Franklin Street

Suite 201

Oakland, California 94607

(Address of principal executive offices)

(510) 414-9640

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in the Form 10-KSB filed by eLuxuryHouse, Inc. with the Securities and Exchange Commission.  Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 4.  Matters Related to Accountants and Financial Statements

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 23, 2010, we filed our quarterly report on Form 10-Q for the three and six months ended December 31, 2009, prior to review of the financial statements by our independent accountant.  On February 23, 2010, our independent accountant notified us that disclosure should be made of the fact that they had not reviewed our interim financial statements contained in that Form 10-Q, and that reliance should not be made on those financial statements due to the lack of such review.

Our Chief Executive Officer discussed with our independent accountant the matters disclosed in this Report, and we provided our independent accountant with a copy of this Report. We have requested that our independent accountant provide the Securities and Exchange Commission with a letter stating whether they agree with the statements made in this Report.  Our independent accountants have provided such a letter, stating that they agree with the statements made in this Report, and a copy of that letter is filed as an Exhibit to this Report.

We have asked our independent accountants to review the financial statements contained in our Form 10-Q.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Letter from Berman & Company, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLuxuryHouse, INC.

Date:  February 23, 2010

By	/s/ Douglas Haffer
Chairman and Chief Executive Officer

Exhibit Number	Description

99.1	Letter from Berman & Company, P.A.

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